Exhibit 99.1

SANDRIDGE ENERGY, INC. ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE THREE AND SIX-MONTH PERIODS ENDED JUNE 30, 2024
AND DECLARES $0.11 PER SHARE CASH DIVIDEND

Oklahoma City, Oklahoma, August 7, 2024 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) today announced financial and operational results for the three and six-month periods ended June 30, 2024.
Recent Highlights
•On August 6, 2024, the Board of Directors declared a $0.11 per share cash dividend payable on August 30, 2024 to shareholders of record on August 16, 2024
•On July 29, 2024, the Company announced the entry into a purchase and sale agreement to acquire certain producing assets and leasehold interest in the Cherokee play of the Western Anadarko Basin for cash consideration of $144 million, before customary closing adjustments
•Second quarter net income was $8.8 million, or $0.24 per basic share. Adjusted net income(1) was $6.4 million, or $0.17 per basic share
•Adjusted EBITDA(1) of $12.9 million for the three-month period ended June 30, 2024
•As of June 30, 2024, the Company had $211.3 million of cash and cash equivalents, including restricted cash
•Approximately $2.5 million in interest income for the quarter ended June 30, 2024
•Generated $23.5 million of free cash flow(1) for the six-month period ended June 30, 2024 which represents an approximate 85% conversion rate relative to adjusted EBITDA(1)
Financial Results & Update
Profitability

Dollars in thousands (except per share data)	2Q24	1Q24	Change vs 1Q24	2Q23	Change vs 2Q23
Net income	$8,794	$11,125	$(2,331)	$16,637	$(7,843)
Net Income per share	$0.24	$0.30	$(0.06)	$0.45	$(0.21)
Net cash provided by operating activities	$11,412	$15,681	$(4,269)	$24,005	$(12,593)
Adjusted net income(1)	$6,353	$8,394	$(2,041)	$14,049	$(7,696)
Adjusted net income per share(1)	$0.17	$0.23	$(0.06)	$0.38	$(0.21)
Adjusted operating cash flow(1)	$15,384	$17,455	$(2,071)	$22,585	$(7,201)
Adjusted EBITDA(1)	$12,934	$14,717	$(1,783)	$19,980	$(7,046)
Free cash flow(1)	$8,967	$14,539	$(5,572)	$9,055	$(88)
Free cash flow represents a conversion rate of approximately 85% relative to adjusted EBITDA for the six months ended June 30, 2024.

Operational Results & Update
Production, Revenue & Realized Prices

	2Q24	1Q24	Change vs 1Q24	2Q23	Change vs 2Q23
Production
MBoe	1,363	1,376	(13)	1,593	(230)
MBoed	15.0	15.1	(0.1)	17.5	(2.5)
Oil as percentage of production	14%	15%	(1)%	18%	(4)%
Natural gas as percentage of production	54%	58%	(4)%	54%	—%
NGLs as percentage of production	32%	27%	5%	28%	4%

Revenues
Oil, natural gas and NGL revenues	$25,977	$30,283	$(4,306)	$33,419	$(7,442)
Oil as percentage of revenues	57%	51%	6%	59%	(2)%
Natural gas as percentage of revenues	11%	20%	(9)%	20%	(9)%
NGLs as percentage of revenues	32%	29%	3%	21%	11%

Realized Prices
Realized oil price per barrel	$79.54	$75.08	$4.46	$68.02	$11.52
Realized natural gas price per Mcf	$0.66	$1.25	$(0.59)	$1.31	$(0.65)
Realized NGL price per barrel	$18.99	$23.65	$(4.66)	$15.97	$3.02
Realized price per Boe	$19.06	$22.01	$(2.95)	$20.99	$(1.93)

Operating Costs
During the second quarter of 2024, lease operating expense ("LOE") was $8.7 million or $6.41 per Boe. The Company continues to focus on its operating costs and on safely maximizing the value of its asset base through prudent expenditure programs, cost management efforts, and continuous pursuit of efficiency in the field.
Production Optimization Program
The Company remains focused on optimizing its stable, low-decline production base, which has an estimated single-digit annual PDP decline rate over the next ten years. SandRidge continuously evaluates the potential for high-return projects that further enhance its asset base. Such projects include, but are not limited to, workovers, artificial lift improvements and conversions from less efficient systems, recompletions of "behind pipe" pay in vertical section of existing wells, and the restimulation of existing intervals and previously bypassed unstimulated intervals in existing wells. When evaluating these and other options, the Company ensures that all projects meet high rate of return thresholds and remains capital disciplined as the commodity price landscape changes.

Liquidity & Capital Structure
As of June 30, 2024, the Company had $211.3 million of cash and cash equivalents, including restricted cash, diversified across multiple significant, well-capitalized financial institutions. The Company has no outstanding term or revolving debt obligations.
Dividend Program

Dollars in thousands	Total	2Q24	1Q24	4Q23	3Q23	2Q23
Special dividends(1)	$130,207	$—	$55,868	$—	$—	$74,339
Quarterly dividends(1)	$15,639	$4,103	$4,096	$3,721	$3,719	$—
Total dividends(1)	$145,846	$4,103	$59,964	$3,721	$3,719	$74,339

(1) Includes dividends payable on unvested restricted stock awards

	Total	2Q24	1Q24	4Q23	3Q23	2Q23
Special dividends per share	$3.50	$—	$1.50	$—	$—	$2.00
Quarterly dividends per share	$0.42	$0.11	$0.11	$0.10	$0.10	$—
Total dividends per share	$3.92	$0.11	$1.61	$0.10	$0.10	$2.00
On August 6, 2024, the Board of Directors declared a $0.11 per share cash dividend payable on August 30, 2024 to shareholders of record on August 16, 2024.
Acquisitions
On July 29, 2024, SandRidge announced the entry into a definitive agreement to acquire certain producing assets and leasehold interests in the Cherokee play of the Western Anadarko Basin for cash consideration of $144 million, before customary purchase price adjustments. The Company also entered into a Joint Development Agreement (“JDA”) governing its participation in the future development of certain of the acquired leasehold interests.
The acquisition includes 42 producing wells, 4 drilled uncompleted (“DUC”) wells which may be completed in 2024 and leasehold interest in 11 drilling and spacing units (“DSUs”) focused in Ellis and Roger Mills counties in Oklahoma. Upon closing, the Company will work with its joint development partner, who has a demonstrable history of successful operations in the Cherokee play, to plan and initiate a drilling campaign, potentially as early as the fourth quarter of this year. SandRidge will assume operatorship of the new wells after they are producing.
The oily PDP production and new development associated with the acquisition is projected to meaningfully increase SandRidge's EBITDA and cash flow on a pro forma basis, while maintaining its planned quarterly dividend.(1)
The acquisition effective date is July 1, 2024 and the transaction is anticipated to close during the third quarter of 2024. SandRidge expects to fund the transaction with cash on hand.
On June 13, 2024, the Company closed on a separate acquisition of producing oil and gas assets intermediately adjacent to its assets in Alfalfa, Grant, and Woods counties in Oklahoma for approximately $2 million, subject to customary post-closing adjustments.

Outlook
SandRidge remains focused on growing the value of its asset base in a safe, responsible and efficient manner, while exercising prudent capital allocations to projects that provide high rates of returns in the current commodity price environment. These standalone projects include (1) artificial lift conversions to more efficient and cost-effective systems, (2) high-graded re-fracturing and recompletion and (3) opportunistic leasing that could bolster future development and complement the recently acquired Cherokee assets. The Company's incumbent leasehold remains approximately 99% held by production, which cost-effectively maintains its development option over a reasonable tenor. These assets have higher relative gas content for which prices are not yet at optimal levels to resume development or material reactivations. However, SandRidge will continue to monitor forward-looking commodity prices, project results, costs and other factors that could influence returns on investments over an expanded portfolio. These and other factors will continue to shape the Company's development decisions in 2024 and beyond. More information and updated guidance will be provided, subject to closing the acquisition, before the end of the third quarter.
SandRidge remains vigilant in evaluating further merger and acquisition opportunities, with consideration of its strong balance sheet and commitment to its capital return program.
Environmental, Social, & Governance ("ESG")
SandRidge maintains its Environmental, Social, and Governance ("ESG") commitment, to include no routine flaring of produced natural gas and transporting over 95% of its produced water via pipeline instead of truck. Additionally, SandRidge maintains an emphasis on the safety and training of our workforce. The Company has personnel dedicated to the close monitoring of our safety standards and daily operations.
Conference Call Information
The Company will host a conference call to discuss these results on Thursday, August 8, 2024 at 1:00 pm CT. The conference call can be accessed by registering online in advance at https://registrations.events/direct/Q4I231503145728 at which time registrants will receive dial-in information as well as a conference ID. At the time of the call, participants will dial in using the participant number and conference ID provided upon registration. The Company's latest presentation is available on the Company's website at investors.sandridgeenergy.com.
A live audio webcast of the conference call will also be available via SandRidge's website, investors.sandridgeenergy.com, under Presentation & Events. The webcast will be archived for replay on the Company's website for at least 30 days.
Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com

About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development, acquisition, and production of oil and gas assets. Its primary area of operations is the Mid-Continent region in Oklahoma and Kansas. Further information can be found at sandridgeenergy.com.

-Tables to Follow-

(1)	See "Non-GAAP Financial Measures" section at the end of this press release for non-GAAP financial measures definitions.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Production - Total
Oil (MBbl)	185	288	393	549
Natural Gas (MMcf)	4,443	5,185	9,250	10,097
NGL (MBbl)	437	441	804	861
Oil equivalent (MBoe)	1,363	1,593	2,739	3,093
Daily production (MBoed)	15.0	17.5	15.0	17.1

Average price per unit
Realized oil price per barrel - as reported	$79.54	$68.02	$77.18	$70.99
Realized impact of derivatives per barrel	—	—	—	—
Net realized price per barrel	$79.54	$68.02	$77.18	$70.99

Realized natural gas price per Mcf - as reported	$0.66	$1.31	$0.97	$2.00
Realized impact of derivatives per Mcf	—	—	—	0.58
Net realized price per Mcf	$0.66	$1.31	$0.97	$2.58

Realized NGL price per barrel - as reported	$18.99	$15.97	$21.11	$20.19
Realized impact of derivatives per barrel	—	—	—	—
Net realized price per barrel	$18.99	$15.97	$21.11	$20.19

Realized price per Boe - as reported	$19.06	$20.99	$20.54	$24.76
Net realized price per Boe - including impact of derivatives	$19.06	$20.99	$20.54	$26.66

Average cost per Boe
Lease operating	$6.41	$5.53	$7.17	$6.63
Production, ad valorem, and other taxes	$1.35	$1.72	$1.36	$2.10
Depletion (1)	$3.19	$2.35	$3.08	$2.33

Earnings per share
Earnings per share applicable to common stockholders
Basic	$0.24	$0.45	$0.54	$1.10
Diluted	$0.24	$0.45	$0.54	$1.09

Adjusted net income per share available to common stockholders
Basic	$0.17	$0.38	$0.40	$1.08
Diluted	$0.17	$0.38	$0.40	$1.07

Weighted average number of shares outstanding (in thousands)
Basic	37,083	36,892	37,063	36,876
Diluted	37,158	37,097	37,108	37,085

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the six months ended June 30, 2024 (unaudited):

Six Months Ended
June 30, 2024
(In thousands)

Drilling, completion, and capital workovers	$2,468
Leasehold and geophysical	900
Capital expenditures (on an accrual basis)	$3,368
(excluding acquisitions and plugging and abandonment)

Capitalization
The Company’s capital structure as of June 30, 2024 and December 31, 2023 is presented below:

	June 30, 2024	December 31, 2023

	(In thousands)
Cash, cash equivalents and restricted cash	$211,292	$253,944

Long-term debt	$—	$—
Total debt	—	—

Stockholders’ equity
Common stock	37	37
Additional paid-in capital	1,007,798	1,071,021
Accumulated deficit	(583,028)	(602,947)
Total SandRidge Energy, Inc. stockholders’ equity	424,807	468,111

Total capitalization	$424,807	$468,111

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Oil, natural gas and NGL	$25,977	$33,419	$56,260	$76,566
Total revenues	25,977	33,419	56,260	76,566
Expenses
Lease operating expenses	8,738	8,802	19,630	20,496
Production, ad valorem, and other taxes	1,841	2,740	3,737	6,491
Depreciation and depletion — oil and natural gas	4,350	3,744	8,426	7,198
Depreciation and amortization — other	1,664	1,615	3,342	3,233
General and administrative	3,050	2,476	6,382	5,385
Restructuring expenses	81	262	81	301
Employee termination benefits	—	—	—	19
(Gain) loss on derivative contracts	—	—	—	(1,447)
Other operating (income) expense, net	33	(27)	24	(121)
Total expenses	19,757	19,612	41,622	41,555
Income from operations	6,220	13,807	14,638	35,011
Other income (expense)
Interest income (expense), net	2,491	2,828	5,189	5,327
Other income (expense), net	83	2	92	57
Total other income (expense)	2,574	2,830	5,281	5,384
Income (loss) before income taxes	8,794	16,637	19,919	40,395
Income tax (benefit) expense	—	—	—	—
Net income (loss)	$8,794	$16,637	$19,919	$40,395
Net income (loss) per share
Basic	$0.24	$0.45	$0.54	$1.10
Diluted	$0.24	$0.45	$0.54	$1.09
Weighted average number of common shares outstanding
Basic	37,083	36,892	37,063	36,876
Diluted	37,158	37,097	37,108	37,085

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$209,908	$252,407
Restricted cash - other	1,384	1,537
Accounts receivable, net	23,264	22,166
Prepaid expenses	1,674	430
Other current assets	932	1,314
Total current assets	237,162	277,854
Oil and natural gas properties, using full cost method of accounting
Proved	1,545,318	1,538,724
Unproved	9,861	11,197
Less: accumulated depreciation, depletion and impairment	(1,399,863)	(1,393,801)
	155,316	156,120
Other property, plant and equipment, net	83,312	86,493
Other assets	3,212	3,130
Deferred tax assets, net of valuation allowance	50,569	50,569
Total assets	$529,571	$574,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$35,694	$38,828
Asset retirement obligations	9,789	9,851
Other current liabilities	674	645
Total current liabilities	46,157	49,324
Asset retirement obligations	56,544	54,553
Other long-term obligations	2,063	2,178
Total liabilities	104,764	106,055
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 37,182 issued and outstanding at June 30, 2024 and 37,091 issued and outstanding at December 31, 2023	37	37
Additional paid-in capital	1,007,798	1,071,021
Accumulated deficit	(583,028)	(602,947)
Total stockholders’ equity	424,807	468,111
Total liabilities and stockholders’ equity	$529,571	$574,166

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$19,919	$40,395
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion, and amortization	11,768	10,431
(Gain) loss on derivative contracts	—	(1,447)
Settlement gains (losses) on derivative contracts	—	5,876
Stock-based compensation	1,072	946
Other	80	77
Changes in operating assets and liabilities	(5,746)	7,574
Net cash provided by operating activities	27,093	63,852
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(3,575)	(24,327)
Acquisition of assets	(2,103)	—
Purchase of other property and equipment	(12)	(31)
Proceeds from sale of assets	571	1,334
Net cash used in investing activities	(5,119)	(23,024)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid to shareholders	(64,003)	(73,823)
Reduction of financing lease liability	(396)	(261)
Proceeds from exercise of stock options	—	26
Tax withholdings paid in exchange for shares withheld on employee vested stock awards	(227)	(211)
Net cash used in financing activities	(64,626)	(74,269)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	(42,652)	(33,441)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	253,944	257,468
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$211,292	$224,027
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(64)	$(54)
Supplemental Disclosure of Noncash Investing and Financing Activities
Capital expenditures for property, plant and equipment in accounts payables and accrued expenses	$641	$1,775
Right-of-use assets obtained in exchange for financing lease obligations	$230	$260
Inventory material transfers to oil and natural gas properties	$71	$1,205
Asset retirement obligation capitalized	$—	$12
Change in dividends payable	$(65)	$(557)

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow
The Company defines Adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Adjusted Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, Adjusted operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands)
Net cash provided by operating activities	$11,412	$24,005	$27,093	$63,852
Changes in operating assets and liabilities	3,972	(1,420)	5,746	(7,574)
Adjusted operating cash flow	$15,384	$22,585	$32,839	$56,278
Reconciliation of Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities plus net cash (used in) provided by investing activities less the cash flow impact of acquisitions and divestitures. Free cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. This measure should not be considered in isolation or as a substitute for net cash provided by operating or investing activities prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands)
Net cash provided by operating activities	$11,412	$24,005	$27,093	$63,852
Net cash used in investing activities	(4,015)	(13,616)	(5,119)	(23,024)
Acquisition of assets	2,103	—	2,103	—
Proceeds from sale of assets	(533)	(1,334)	(571)	(1,334)
Free cash flow	$8,967	$9,055	$23,506	$39,494

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development activities or incur new debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands)
Net Income	$8,794	$16,637	$19,919	$40,395
Adjusted for
Depreciation and depletion - oil and natural gas	4,350	3,744	8,426	7,198
Depreciation and amortization - other	1,664	1,615	3,342	3,233
Interest expense	31	22	64	54
EBITDA	14,839	22,018	31,751	50,880

Stock-based compensation	536	550	1,072	946
(Gain) loss on derivative contracts	—	—	—	(1,447)
Settlement gains (losses) on derivative contracts	—	—	—	5,876
Employee termination benefits	—	—	—	19
Restructuring expenses	81	262	81	301
Interest income	(2,522)	(2,850)	(5,253)	(5,381)
Adjusted EBITDA	$12,934	$19,980	$27,651	$51,194

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands)
Net cash provided by operating activities	$11,412	$24,005	$27,093	$63,852
Changes in operating assets and liabilities	3,972	(1,420)	5,746	(7,574)
Interest expense	31	22	64	54
Employee termination benefits	—	—	—	19
Interest income	(2,522)	(2,850)	(5,253)	(5,381)
Other	41	223	1	224
Adjusted EBITDA	$12,934	$19,980	$27,651	$51,194

Reconciliation of Net Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders
The Company defines adjusted net income as net income excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for net income available to common stockholders.

	Three Months Ended June 30, 2024		Three Months Ended June 30, 2023
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$8,794	$0.24	$16,637	$0.45
Restructuring expenses	81	—	262	0.01
Interest income	(2,522)	(0.07)	(2,850)	(0.08)
Adjusted net income available to common stockholders	$6,353	$0.17	$14,049	$0.38

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	37,083	37,158	36,892	37,097
Total adjusted net income per share	$0.17	$0.17	$0.38	$0.38

	Six Months Ended June 30, 2024		Six Months Ended June 30, 2023
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$19,919	$0.54	$40,395	$1.09
(Gain) loss on derivative contracts	—	—	(1,447)	(0.04)
Settlement gains (losses) on derivative contracts	—	—	5,876	0.16
Employee termination benefits	—	—	19	—
Restructuring expenses	81	—	301	0.01
Interest income	(5,253)	(0.14)	(5,381)	(0.15)
Adjusted net income available to common stockholders	$14,747	$0.40	$39,763	$1.07

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	37,063	37,108	36,876	37,085
Total adjusted net income per share	$0.40	$0.40	$1.08	$1.07

Reconciliation of General and Administrative to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended June 30, 2024		Three Months Ended June 30, 2023
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$3,050	$2.24	$2,476	$1.55
Stock-based compensation	(536)	(0.39)	(550)	(0.34)
Adjusted G&A	$2,514	$1.85	$1,926	$1.21

	Six Months Ended June 30, 2024		Six Months Ended June 30, 2023
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$6,382	$2.33	$5,385	$1.74
Stock-based compensation	(1,072)	(0.39)	(946)	(0.30)
Adjusted G&A	$5,310	$1.94	$4,439	$1.44

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, anticipated financial impacts of the proposed transaction, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the possibility that the transaction does not close or that the closing may be delayed because conditions to the closing may not be satisfied, the performance of the acquired interests, the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, except as required by law.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development, acquisition and production of oil and gas properties. Its primary area of operations is the Mid-Continent region in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.